Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Solid Biosciences Inc. of our report dated March 13, 2024, relating to the financial statements, which appears in Solid Biosciences Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 11, 2024